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                                                                     EXHIBIT 10


                              EMPLOYMENT AGREEMENT


         This Agreement is effective as of October 22, 1996 between CB FINANCIAL CORPORATION, a Michigan Corporation with an office at One Jackson Square, Jackson, Michigan 49201 (the "Company") and

                          BRIAN D. BELL

whose address is:         3410 Vrooman Rd.
                         ------------------------
                          Jackson, MI  49201
                         ------------------------


(the "Employee")
                              W I T N E S S E T H

         WHEREAS, the Employee has been employed by the Company or the Company's subsidiary, City Bank & Trust Company, most recently as Chairman and CEO of the Company; and

         WHEREAS, the Company recognizes the unique value and experience that the Employee provides to the Company and its shareholders due to the Employee's long and distinguished career with the Company; and

         WHEREAS, the Company wishes to provide an incentive to the Employee to remain employed by the Company for at least a three year period; and

         WHEREAS, it is in the best interests of the Company to secure the continued services of the Employee regardless of a change in control of the Company; and

         WHEREAS, the Company is willing, in order to provide the Employee a measure of security with respect to his employment with the Company in the event of a change in control of the Company so that the Employee will be in a position to act with respect to a possible change in control of the Company in the interests of CB Financial Corporation and its
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shareholders, without concern as to the Employee's own financial security, and in order to induce the Employee to remain in employment with the Company, to agree that employment of the Employee shall be terminable only for cause for a limited period after a change in control of the Company.

         NOW, THEREFORE, the Company and the Employee agree as follows:

                                   SECTION 1
                                   EMPLOYMENT

         1.1 TERM. The Company shall employ the Employee and the Employee shall remain in employment with the Company for a period commencing with the effective date of this Agreement and ending on September 1, 1999 (the "Initial Term") unless terminated prior to the expiration of the Initial Term pursuant to Section 2.

         1.2 COMPENSATION. As compensation for services provided to the Company by the Employee pursuant to this Agreement, the Company shall pay the Employee the salary the Employee is earning as of the effective date of this Agreement. Effective January 1, 1997, and in lieu of the afformentioned salary, the Company shall pay the Employee the salary set forth in Appendix A, which salary may be increased from time to time by the Company. The Company shall pay such salary to Employee in accordance with its normal payroll practices. The Employee shall also be eligible to actively participate in any other compensation and benefit plans generally available to executive employees of the Company of like grade and salary including, but not limited to, retirement plans, group life, disability, accidental death and dismemberment, travel and accident, health and dental insurance plans and stock option plans. Employee shall also be entitled to the benefits described in the Supplemental Retirement Benefit





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Agreement, dated November 15, 1994 by and between the Company and Employee, pursuant to its terms. The above mentioned compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefit Plans". In the event the Company adopts additional compensation or benefit plans after the date of this Agreement, the Board of Directors of the Company shall have the discretion to determine whether or not Employee shall participate in such additional compensation or benefit plans. Employee shall also be entitled to the use of an automobile, the expense for which shall be paid for by the Company. Title to such automobile shall be transferred to Employee upon completion by Employee of the services provided for in this Agreement, or, in the event of the Employee's termination of employment following a Change in Control, as hereinafter defined, for any reason other than cause, upon such termination of employment.

         1.3 DUTIES. The Employee shall perform such duties and functions as are assigned to him by the Board of Directors of the Company, or by a duly authorized committee of the Board of Directors of the Company, and which are appropriate for a Chief Executive Officer or Chairman of the Board of a bank holding company. The Employee shall continue to serve as: (i) Chief Executive Officer and Chairman of the Board of Directors of the Company, subject to his removal in accordance with the by-laws of the Company, and (ii) President and Chief Executive Officer of City Bank and Trust Company, subject to his removal in accordance with the by-laws of City Bank and Trust Company.

         The Company and the Employee recognize that the salary established by Appendix A is significantly less than the salary earned by the Employee as Chairman and CEO of the Company. The Company anticipates that the duties to be assigned by the Board of Directors





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as of January 1, 1997, will require substantial, but less than full-time, employment. The Company reserves the right, by action of the Board of Directors, to require the Employee to return to full-time employment with the Company, in which case the Employee's salary shall be no lesser than his salary as Chairman and CEO immediately prior to the effective date of this Agreement.

         1.4 DUTY OF LOYALTY. The Employee shall work for the Company only, provided that:

                 (a) he may also engage in charitable, civic and other similar activities;

                 (b) with the consent of the Board of Directors of the Company, he may serve as a director of a business organization not competing with the Company; and

                 (c) he may make such investments and reinvestment in business activities as shall not require a substantial portion of his time.

         1.5 DUTY NOT TO DISCLOSE CONFIDENTIAL INFORMATION. The Employee acknowledges that his relationship with the Company is one of high trust and confidence, and that he has access to Confidential Information (as hereinafter defined) of the Company. The Employee shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Employee's duties. The duties contained in this paragraph shall be binding upon the Employee during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Employee, is generally disclosed to third parties by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary,





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or secret information relating to the Company's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged.

                                   SECTION 2
                                  TERMINATION

         2.1 TERMINATION OF AGREEMENT. Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Initial Term, and all obligations hereunder shall terminate except as specifically set forth in Section 2.5. Notwithstanding the foregoing, provided that the Employee remains employed until expiration of the Initial Term, the Company shall continue to provide retiree medical coverage to the Employee and the Employee's spouse at the same level of coverage that is provided as of the date of the termination of this Agreement to employees of the Company, who retire at or after age 60, with 25 or more years of service. The Employee may, with the consent of the Company, continue in the employ of the Company after the expiration of the Initial Term on such terms and conditions as may be agreed upon by the Company and the Employee.

         2.2 TERMINATION BY THE EMPLOYEE. The Employee may voluntarily terminate this Agreement by providing two weeks notice to the Company, in which event the Company shall have no further obligation to the Employee hereunder from the date of such termination and the Employee shall have no further obligation to the Company hereunder except the duty to not disclose Confidential Information in accordance with Section 1.5 and the duty not to compete





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in accordance with Section 2.6.  In the event the Employee's employment with the Company is terminated due to the Employee's death, the Company shall have no further obligation under this Agreement to the Employee, his heirs or legatees hereunder from the date of such termination except to provide retiree medical coverage to the Employee's spouse at the same level that is provided as of the date of Employee's death to employees of the Company, who retire at or after age 60, with 25 or more years of service. In the event the Employee's employment with the Company is terminated due to the Employee's permanent disability, the Company shall continue to make salary payments and to provide benefits under the Company's dental and health plans to the Employee for the remaining period of the Initial Term and the Company shall provide retiree medical coverage to the Employee's spouse at the same level that is provided as of the date of Employee's death to employees of the Company, who retire at or after age 60, with 25 or more years of service. Such payments shall be reduced by the amount of any other Company disability benefits paid to Employee during the Initial Term.

         For purposes of this Agreement, the term "Permanent Disability" means a physical or mental condition of the Employee which:

                 (a)      has continued uninterrupted for six months;

                 (b)      is expected to continue indefinitely; and

                 (c) is determined by the Company to render the Employee incapable of adequately performing his duties under
                          Section 1.3 of this Agreement.

         2.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement without cause prior to a Change in Control, as defined in Section 2.8, by providing two weeks notice to the Employee. In such event, the Employee shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information





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in accordance with Section 1.5 and the duty not to compete in accordance with
Section 2.6, and the Company shall have no further obligation to the Employee hereunder from the date of such termination except the obligation to (i) make salary payments, (ii) permit the Employee to continue active participation in employee benefit plans, in accordance with the Company's severance program in effect on the date of such termination, (iii) provide retiree medical coverage to the Employee and the Employee's spouse at the same level of coverage that is provided as of the date of the Employee's termination of employment to employees of the Company, who retire from the Company at or after age 60, with 25 or more years of service; and (iv) continue to provide to Employee the benefits described in the Supplemental Retirement Benefit Agreement, dated November 15, 1994.

         2.4 TERMINATION BY THE COMPANY WITH CAUSE. The Company, by resolution of its Board of Directors, may terminate this Agreement by providing the Employee with notice, which may be provided as late as the effective date of such termination, if the Employee:

                 (a) willfully engages in conduct that materially injures the Company; or

                 (b) willfully and materially breaches the provisions of this Agreement.

In such event, the Company will have no further obligation to the Employee under the Agreement from the date of such termination. No action, or failure to act, shall be considered "willful" if it is done by the executive in good faith and with reasonable belief that his action or omission was in the best interest of the Company.

         2.5 TERMINATION FOLLOWING CHANGE IN CONTROL. In the event there is a Change in Control of the Company, as defined in Section 2.8, during the Initial Term, and within the Initial Term, either:





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                 (a)      the Employee's employment hereunder is terminated by
                          the Company other than with cause under Section 2.4;
                          or

                 (b) the Employee resigns from his employment hereunder upon thirty days written notice given to the Company within thirty days following a material change in the Employee's title, authorities or duties, in effect immediately prior to the Change in Control, a reduction in the compensation or a reduction in benefits provided pursuant to this Agreement or the Compensation and Benefit Plans (other than a reduction resulting from the computation of incentive award payments pursuant to the Compensation and Benefit Plans) below the amount of compensation and benefits in effect immediately prior to the Change in Control, or a change of the Employee's principal place of employment without his consent to a city different from the city which is the principal place of the Employee's employment immediately prior to the Change in Control, then:

the Employee shall, for the remainder of the Initial Term, (A) continue to receive salary under Section 1.2 at the greater of the rate in effect at the time of his termination of employment or the rate in effect immediately prior to the Change in Control, and (B) continue to actively participate in the Compensation and Benefit Plans, except as otherwise provided below, that he actively participated in at the time of such termination of employment as though he continued in the employment of the Company (without regard to any amendment or termination of the Compensation and Benefit Plans made on or after the date of a Change in Control); provided, however, that any benefit to be provided by a Compensation and Benefit Plan under subclause (B) above may be provided by the Company through cash of equivalent value or through a nonqualified arrangement or arrangements if, in the judgment of the Company, permitting the Employee to participate in such plan after his termination of employment would adversely affect the tax status of such plan; and

                 The Company's obligation to make payments under Section 2.5 shall not be affected by the earnings or any other income of the Employee, except to the extent provided in





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the non-compete provisions contained in Section 2.6.  To the extent benefits to be provided pursuant to Section 2.5 are determined on the basis of the Employee's compensation, the compensation to be used to determine such benefits after the Employee's termination of employment shall be the greater of the Employee's compensation used to determine such benefits immediately prior to the Change in Control or the Employee's compensation used to determine such benefits immediately prior to the Employee's termination of employment. To the extent that benefits to be provided by the Company pursuant to this Section 2.5 are matching contributions pursuant to the Company Retirement Savings Plan, the amount of matching contributions to be paid by the Company in any year following the date of the Employee's termination of employment shall be the greater of the amount of the matching contribution made by the Company for the most recent plan year that ended prior to the Change in Control or the amount of matching contributions made by the Company for the most recent plan year that ended prior to the Employee's termination of employment. To the extent benefits payable pursuant to this Section 2.5 are determined by reference to the Employee's years of service with the Company, such as the determination of the Employee's accrued benefits under the Company's qualified or nonqualified retirement plans, such years of service shall be determined by including years that occur during the Initial Term, regardless of whether the Employee elects to receive salary payments payable to him pursuant to Section 2.5 in a lump-sum payment.

         In addition to the medical benefits to be provided to the Employee during the Initial Term, in the event of a termination of employment under
Section 2.5(a) or (b), the Employee shall be entitled to receive retiree medical coverage at the same level of coverage provided by





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the Company to its retirees immediately prior to the change in control, or, if greater, at the level of coverage provided to retirees of the Company at the time of the Employee's termination of employment.

         2.6 NON-COMPETE PROVISIONS. In the event of the termination of the Employee's employment for any reason, the Employee agrees not to compete with the Company, pursuant to the following terms and conditions.

         For the period of two years from and after the date of the such termination of employment, the Employee shall not engage in any employment activity or directly or indirectly own (except for passive investments in which the Employee owns less than a 50% ownership interest), manage, operate, control or be employed by, participate in or be connected in any manner with the ownership, operation or control of any business that provides commercial, retail or mortgage lending services or sells financial products or services, which are competitive with or substantially similar to the commercial, retail, mortgage, trust, investment or insurance services or products of the Company, its subsidiaries and other affiliates, at any location in the State of Michigan.

         If any court shall determine that the duration or geographical limit of any restriction contained in this covenant not to compete (the "Covenant") is unenforceable under applicable law, this Covenant shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of the Covenant in the jurisdiction of the Court that has made such determination.





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         Other than amendments that are deemed to be made pursuant to the preceding paragraph of this Agreement, no change or modification of this Covenant shall be valid unless the same be in writing and signed by the Company and Employee.

         Upon a breach by Employee of this Covenant, the Company shall be entitled to recover, as liquidated damages, the Employee's annual base salary in effect on the date of the Employee's termination of employment. This amount shall be deducted from the payments due to the Employee pursuant to Section 2.5 of this Agreement. In the event that all payments pursuant to Section 2.5 have been made to the Employee, the Employee shall pay the aforementioned amount to the Company.

         If any legal action or proceeding is brought for the enforcement of this Covenant, or because of an alleged dispute, breach, default or misrepresentation in connection with this Covenant, the successful or prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs connected with such action or proceeding in addition to all other recovery or relief.

         2.7     TIMING OF PAYMENTS.    All payments to be made in cash
pursuant to Section 2.5 shall be paid in a single lump-sum payment, payable within sixty days following the Employee's termination of employment. Any lump-sum payment to be made to the Employee shall be equal to the present value of the payments otherwise payable to the Employee, using an interest rate assumption equal to the annual, short-term, applicable federal interest rate, as determined for the month during which the lump-sum payment is made pursuant to Section 1274(d) of the Internal Revenue Code of 1986. In addition to the lump-sum payment described above, the Company shall pay the Employee an additional amount equal to the present value of the additional federal income taxes for which Employee becomes liable as a result of the payments





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under this Agreement in the form of a lump-sum, rather than over the term of this Agreement. The determination of the amount of payments under this section shall be made by an accounting firm mutually acceptable to the Company and the Employee.

         2.8 CHANGE IN CONTROL DEFINED. A Change in Control of the Company shall have occurred:

                 (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

                          (i) after giving effect to such offer such corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

                          (ii) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                          (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

                 (b) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other that the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

                 (c) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing 25% or more of the Voting Stock of the Company; or

                 (d) if during any period of two consecutive years Continuing Directors cease to comprise a majority of the Company's Board of Directors.





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                 The term "Continuing Director" means:

                 (a) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

                 (b) any person who subsequently becomes a member of the Board of Directors of the Company; if

                          (i) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

                          (ii) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

                 "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

         2.9     NO OBLIGATION TO REIMBURSE FOR TAXES.  Except as provided in
Section 2.7 of this Agreement The Company shall not be obligated to reimburse the Employee due to the Employee's liability to pay any applicable federal or state income, employment or excise taxes which result from any payments made pursuant to this Agreement.

         2.10 EMPLOYEE'S COSTS OF ENFORCEMENT. The Company shall pay all expenses of the Employee, including but not limited to attorney fees, incurred in enforcing payments by the Company pursuant to this Agreement.

         2.11 REDUCTION OF SALARY PAYMENTS. If payments or benefits under this Agreement, after taking into account all other payments or benefits to which the Employee is entitled from the Company (and which are in whole or in part considered contingent upon a Change in Control), are expected to result in an excise tax to the Employee or the loss of certain tax deductions by the Company by reason of Sections 280G and 4999 of the Internal Revenue Code of 1986 or any successor provisions to those Sections, salary payments under
Section 2.5(b)(i)





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shall be reduced by the least amount required to avoid such excise tax and loss of deductions unless the failure to reduce such salary payments would be financially beneficial to the Employee. The failure to reduce such salary payments will be financially beneficial to the Employee if it results in an after-tax value to the Employee of all payments and benefits referenced in the preceding sentence, despite the application of the excise tax and income tax, which value is greater than the after-tax value the Employee would realize if salary payments were reduced to avoid the application of the excise tax. If the Employee and the Company shall disagree as to whether a payment under this Agreement could result in the loss of a deduction, the matter shall be resolved by an opinion of Howard and Howard Attorneys, or if Howard & Howard Attorneys is unable to provide such an opinion, counsel selected by the Company, and agreed to by the Employee. Counsel's opinion need not be unqualified. The Company shall choose a consulting firm, agreed to by the Employee, which shall provide Counsel with a determination of the base amount and excess parachute payments, as such terms are defined by Section 280G of the Code or its successor. Counsel's opinion shall be based on these determinations. The Company shall pay the fees and expenses of such counsel and consulting firm, and shall make available such information as may be reasonably requested by such counsel and consulting firm to prepare the opinion. If the maximum amount payable to the Employee pursuant to this Section 2.11 cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable, and shall pay the remaining amount as soon as practicable after such remaining amount is determined.





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                                   SECTION 3
                                 MISCELLANEOUS

         3.1 ASSIGNMENT OF EMPLOYEE'S RIGHTS The Employee may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Employee hereunder shall be subject to the claims of creditors of the Employee.

         3.2 AGREEMENTS BINDING ON SUCCESSORS. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

         3.3 NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Employee or the Company at his or its address as set forth above, or to such other address of which either the Employee or the Company shall notify the other in writing.

         3.4 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Employee or the Company.

         3.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may be modified or amended only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

         3.6 SEVERABILITY OF PROVISIONS. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.





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         3.7     GOVERNING LAW.  This Agreement is made in, and shall be
governed by, the laws of the State of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                              B. D.  Bell
                                  ----------------------------------
                                              Employee


                                   CB FINANCIAL CORPORATION

Attest:

Karen R. Gamin                     By:      A. Wayne Klump
-------------------------                 ------------------------------------
Secretary                                   Senior Vice President, Chief
                                   Its:     Financial Officer and Treasurer
                                          ------------------------------------




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                                 APPENDIX A TO
                    MANAGEMENT CONTINUITY AGREEMENT BETWEEN
                          CB FINANCIAL CORPORATION AND
                                 BRIAN D. BELL


Title:                                   Chairman and Chief Executive Officer
                                         CB Financial Corporation


Employee's Salary as of
effective date of Agreement:             $ 136,377

                                  AMENDMENT #1
                            CB FINANCIAL CORPORATION
                   SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

         WHEREAS, CB Financial Corporation (the "Corporation") and Brian D. Bell (the "Employee") are parties to a Supplemental Retirement Benefit Agreement (the "Agreement") dated November 15, 1994; and

         WHEREAS, the Corporation and Employer wish to amend the Agreement to specify the benefits that will be payable to Employee pursuant to the Agreement in the event of a Change in Control of the Corporation.

         NOW, THEREFORE, the Agreement is amended as follows:

         1. Section 1(A) of the Agreement is amended to add the following provisions at the end of said Section:

                          In the event the Employee is employed by the Corporation on the date of a Change in Control of the Corporation prior to December 1, 1999, the nonforfeitable percentage of the Employee's benefit under the Agreement shall be 100%. For purposes of this Agreement, a Change in Control shall have occurred:

                 (a) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

                          (i) after giving effect to such offer such corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

                          (ii) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                          (iii) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

                 (b) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other that the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

                 (c) if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as defined in the Company's Articles of Incorporation) of stock representing 25% or more of the Voting Stock of the Company; or

                 (d) if during any period of two consecutive years Continuing Directors cease to comprise a majority of the Company's Board of Directors.

                 The term "Continuing Director" means:

                 (a) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

                 (b) any person who subsequently becomes a member of the Board of Directors of the Company; if

                          (i) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

                          (ii) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

                 "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

         2.      Section 2 of the Agreement is amended to provide as follows:

                          In the event of the Employee's retirement or termination of employment following a Change in Control of the Corporation, the benefit payable to Employer shall be determined as set forth above in this Section 2, except that such benefit shall not be less than $28,964 per year, for the remainder of the Employee's lifetime.

                                     CB FINANCIAL CORPORATION

                                     -----------------------------------

                                     By:    A. Wayne Klump
                                         -----------------------------------

                                            Senior Vice President, Chief
                                     Its:   Financial Officer and Treasurer
                                         -----------------------------------

                                            B. D. Bell
                                         -----------------------------------
                                                   Brian D. Bell

Dated:  10/22/96
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